EXHIBIT 5




                           SIDLEY & AUSTIN
                      ONE FIRST NATIONAL PLAZA
                      CHICAGO, ILLINOIS  60603


                          July 25, 1995




   United States Cellular Corporation
   Suite 700
   8410 West Bryn Mawr
   Chicago, Illinois  60631

          Re:       United States Cellular Corporation
                    Registration Statement on Form S-8
                    ----------------------------------
   Gentlemen:

          We are counsel to United States Cellular Corporation, a Delaware corporation (the "Company"), and have represented the Company in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offer and sale of 200,000 Common Shares, par value $1.00 per share (the "Common Shares"), of the Company pursuant to The Telephone and Data Systems, Inc. Tax-Deferred Savings Plan and Trust (the "Plan").

          In rendering this opinion, we have examined and relied upon a copy of the Plan and the Registration Statement, including the related Prospectus dated the date hereof. We have also examined and relied upon originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

          Based on the foregoing, we are of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Delaware; and

          2. The Common Shares will be legally issued, fully paid and nonassessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) the Common Shares shall have been duly issued and sold in the manner contemplated by the Plan and (iii) certificates representing the Common Shares

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   United States Cellular Corporation
   July 25, 1995
   Page 10

   shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor (not less than the par value thereof) in accordance with the Plan.

          This opinion is limited to the General Corporation Law of the State of Delaware and the laws of the United States of America. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or "Blue Sky" laws of the various states to the sale of the Common Shares.

          The Company is controlled by Telephone and Data Systems, Inc. ("TDS"), and TDS is controlled by a voting trust. Walter C.D. Carlson, a trustee and beneficiary of the voting trust and a director of the Company, TDS and certain other subsidiaries of TDS, Michael G. Hron, the Secretary of TDS and certain other subsidiaries of TDS, William S. DeCarlo, the Assistant Secretary of TDS and certain other subsidiaries of TDS, Stephen P. Fitzell, the Secretary of the Company and certain other subsidiaries of TDS, and Sherry S. Treston, the Assistant Secretary of the Company and certain other subsidiaries of TDS, are partners of this Firm.

          This opinion is being delivered in connection with the Registration Statement and, accordingly, may not be utilized for any other purpose without our prior written consent. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law which may hereafter occur.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our Firm in or made a part of the Registration Statement.



                                   Very truly yours,

                                   SIDLEY & AUSTIN
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